As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230535

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 8, 2019)

NEMAURA MEDICAL INC.

1,586,206 Shares of Common Stock

Warrants to Purchase up to 793,103 Shares of Common Stock

We are offering 1,586,206 shares of our common stock, par value $0.001 per share, and warrants to purchase up to 793,103 shares of our common stock (each a “Warrant”). Each share of our common stock is being sold together with one-half of a Warrant, each whole Warrant to purchase one share of our common stock. The Warrants will have an exercise price of $8.00 per share, will be immediately exercisable and will expire on the five-year anniversary of the original issuance date. The shares of our common stock and Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The shares of our common stock issuable from time to time upon exercise of the Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol "NMRD." On July 24, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $9.47 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Kingswood Capital Markets, a division of Benchmark Investments, Inc., is acting as placement agent on this transaction. The placement agent is not purchasing or selling any other securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share and Warrant	Total
Public offering price	$7.25	$11,499,996.00
Placement Agent fees (1)	$0.435	$689,999.76
Proceeds to us (before expenses)	$6.815	$10,809,996.24

(1)	See section entitled “Plan of Distribution” beginning on page S-24 for additional information regarding the compensation payable to the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are expected to be ready for delivery on or about June 30, 2020 against payment in immediately available funds.

Kingswood Capital Markets

a division of Benchmark Investments, Inc.

The date of this prospectus supplement is July 28, 2020

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
THE OFFERING	3
OUR COMPANY	4
RISK FACTORS	6
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTIONS OF THE SECURITIES WE MAY OFFER	7
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	21
EXPERTS	21
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21
WHERE YOU CAN FIND MORE INFORMATION	21
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	22

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EXPLANATORY NOTE

This prospectus supplement amends and supercedes in its entirety the prospectus supplement dated July 27, 2020, to Registration Statement No. 333-230535 (the “Original Prospectus Supplement”). The Original Prospectus Supplement contained incorrect references to this offering being conducted as an underwritten offering. This prospectus supplement amends and restates the Original Prospectus Supplement to reflect that this offering is being conducted on a “best efforts” basis and that Kingswood Capital Markets, a division of Benchmark Investments, Inc., is acting as placement agent, instead of underwriter, on this transaction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, "Nemaura," the "Company," "we," "us," "our" and similar terms refer to Nemaura Medical Inc., a Nevada corporation and its consolidated subsidiaries. References to our "common stock" refer to the common stock, par value $0.001 per share, of Nemaura Medical Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents." We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 5 of the accompanying prospectus and page __ of our Annual Report on Form 10-K for the year ended March 31, 2020, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

S-1

About Nemaura

Overview

We are a medical technology company developing sugarBEAT®, a non-invasive, affordable and flexible continuous glucose monitoring system for adjunctive use by persons with diabetes. SugarBEAT consists of a disposable adhesive skin-patch connected to a rechargeable wireless transmitter that displays glucose readings at regular five minute intervals via a mobile app. SugarBEAT works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode-based sensor. The transmitter sends the raw data to a mobile app where it is processed by an algorithm and displayed as a glucose reading, with the ability to track and trend the data over days, weeks and months. While sugarBEAT requires once per day calibration by the patient using a blood sample obtained by a finger stick, we believe sugarBEAT will be adopted by non-insulin dependent persons with diabetes alongside insulin-injecting persons with diabetes who all perform multiple daily finger sticks to manage their disease.

CE approval was granted by the European Notified Body BSI in May 2019, allowing the product to be made available for commercial sale. The company commenced a phase 1 launch whereby devices were made available to limited cohorts of users to gauge their feedback so that any fine-tuning could be completed prior to a mass market launch. A mass-market launch is due to commence in the UK in the coming months via its UK licensee DB Ethitronix, whereby the sugarBEAT will be available via a number of subscription models that are yet to be determined. In July 2020, Nemaura filed a PMA application with the FDA to use sugarBEAT as an adjunct to finger prick testing for blood glucose trending. In addition it has been pursuing the possibility of launching the sugarBEAT under the FDA Wellness guidance which would preclude it from an FDA assessment and allow the product to be launched in the US for Wellness use, to provide prompts and educate users on factors affecting their blood sugar profiles. Further to discussions with the FDA Nemaura established that sugarBEAT can be classified under the Wellness guidance when it is used according to the FDA Wellness guidance notes. Nemaura is now expediting a commercial launch in the US under the Wellness guidance. Nemaura is now expediting its planning of a commercial launch in the US.

We believe there are additional applications for sugarBEAT and the underlying BEAT technology platform, which may include:

–	a web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;

–	a complete virtual doctor that monitors a person's vital signs and transmits results via the web;

–	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, lithium and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is currently used to determine the relative fitness of professional athletes and we completed preliminary studies demonstrating the application of the BEAT technology for continuous lactate monitoring;

–	a continuous temperature monitoring system which could have various applications, including use for individuals to monitor their temperature in connection with diagnosis and monitoring of symptoms of novel coronavirus (COVID-19); and

–	monitoring disease progression in COVID-19 patients using continuous lactate monitoring (CLM).

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Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention or management of diseases, such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

–	Commercialize sugarBEAT in the United Kingdom and Republic of Ireland with Dallas Burston Pharma (Jersey) Limited, with whom we have an exclusive marketing rights agreement for these two countries.

We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources.

Dallas Burston (Jersey) Limited was founded by Dr. Dallas Burston, MBBS, an entrepreneur who has founded and sold several companies specializing in marketing pharmaceuticals. For example, in 1999, he sold 49% of Ashbourne Pharmaceuticals to HSBC Private Equity for £32 million and Bartholomew-Rhodes to Galen Ltd. for £19.8 million. More recently, in 2015, he sold DB Ashbourne Limited, a provider of off-patent branded pharmaceuticals for the UK market, to Ethypharm. At the time of the sale, DB Ashbourne Limited was estimated to have annual revenue of approximately £90 million.

–	Establish licensing or joint venture agreements with other parties to market sugarBEAT in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT device and have signed commercial agreements with TP MENA for the Gulf Cooperation Council, and Al-Danah Medical for Qatar.

–	Submit FDA application for approval of sugarBEAT. The application is currently in progress and expected to be submitted by June 30, 2020.

–	Expand the indications for which the sugarBEAT device may be used. We believe that the sugarBEAT device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We have completed initial proof of concept for lactate monitoring and now plan to explore the route to commercialization for well-being applications in athletic performance training, and plan to undertake further clinical programs to support clinical use of the device for lactate monitoring.

–	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs.

Product Development

Management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. The timelines are shorter than, for example, when new drugs or completely invasive diagnostic devices are trialed in clinics. We have successfully tested and evaluated the device for its clinical output, in this case the accuracy and safety with which it can trend blood glucose levels, based on which CE approval was granted by the Notified Body BSI, and we are currently in the process of preparing a submission to the U.S. FDA. As we continue to raise funds for marketing the device in some European Union territories, we also intend to seek collaborations with future licensees and marketing partners to achieve our product development and meet our projected milestones.

S-3

The table below provides our current estimate of our timeline:

Product Development and Commercialization Timelines

Milestone	Target Start Date	Target Completion Date
Completion of clinical studies in Type 1 and Type 2 diabetic subjects to define final device claims and for submission for CE Mark approval with final device claims.	July 2017	Completed

Scale up of commercial sensor/patch manufacturing

(Scale up means we have started looking at larger scales - sufficient for product launch in the UK. It refers to the manufacturing process for sensors.)

	January 2017	Ongoing
Scale up of device (transmitter) manufacturing	January 2017	Ongoing
CE Mark for body worn transmitter device	August 2018	Completed
Commercial launch in the UK, followed by major territories in Europe	July - September 2020	Staggered launch
U.S. FDA PMA Submission	June 2020	June 2020
Commercial launch of proBEAT™ in the U.S.	October - December 2020	October - December 2020

Intellectual Property

Our trade secrets, trademarks, and patents filed, granted and pending are as follows

IP: Patent (Core Claim), Know-how,7 Trademark Pending	Expiration Date	Jurisdictions in which Granted/ Issued	Jurisdictions in which	Ongoing Royalty or Milestone Payments

Patent: Cumulative Measurement of an Analyte (1)	May 20, 2032	Australia, France, Germany, Italy, Poland, Spain, Netherlands, UK, Brazil, China, India, Japan, U.S.	Canada, Qatar, UAE	None. Internal development
Skin prep Patch (2)	December 2, 2038	PCT Filed	To be determined at national stages	None. Internal development
Membrane Anchor sensor (3)	December 9, 2038	PCT Filed	To be determined at national stages	None. Internal development
Sensor Calibration algorithm (4)	October 27, 2039	UK Application filed, PCT due Oct 2020	To be determined at national stages	None. Internal development
Sample extraction (5)	March 9, 2040	UK Application filed, PCT due March 2021	To be determined at national stages	None. Internal development
Know-how: Sensor Formulation	N/A	Trade Secret	N/A	None. Internal development
Trademark: BEAT	Renewal due in 2026	UK, China, EU, India, Japan	Canada	None. Internal development
Trademark: sugarBEAT	Renewal due in 2025	UK, Australia, Switzerland, China, Egypt, EU, Israel, India, Iran, Japan, North Korea, Morocco, Mexico, Norway, New Zealand, Russia, Singapore, Tunisia, Turkey, U.S.	Canada	None. Internal development

(1) This patent provides a formula for calculating the amount of glucose extracted over a defined period of time by deducting the difference between two readings to allow rapid sensing without needing to deplete the analyte being measured.

(2) This patent describes a device and method for preparing the skin for extraction of glucose.

(3) This patent provides a device and method for interfacing a solid substrate to the sensor electrode to reduce background noise signals.

(4) This patent describes an algorithm for calibrating the raw data to provide glucose readings.

(5) This patent describes a device and method for extracting glucose from the skin.

S-4

RECENT DEVELOPMENT

Continuous glucose monitoring (CGM) device

In February 2020, Nemaura announced that following discussions with the FDA, Nemaura had established that it may sell its CGM product with a digital service offering in the U.S. without FDA approval as a non-medical wellbeing application. Nemaura further announced that it intends to commence sales of this product under the brand proBEAT in the U.S. in Q4 2020. The product offering will enable users to wear the CGM device from which data will be sent to Nemaura’s servers in the cloud, from where the big data will be processed to provide users with educational material and insights into factors that can affect their sugar levels and tips for healthy lifestyle and diet, with a view to helping pre-diabetics and diabetics alike live healthier lives.

Note Purchase

Note Purchase Agreement

On April 15, 2020, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) by and among the Company, DDL, TCL and Chicago Venture Partners, L.P. (the “Investor”).

Pursuant to the terms of the Note Purchase Agreement, the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company a secured promissory note (the “Secured Note”) in the original principal amount of $6,015,000. In consideration thereof, on April 15, 2020 (the closing date), (i) the Investor (a) paid $1,000,000 in cash, (b) issued to the Company (1) Investor Note #1 in the principal amount of $2,000,000 (“Investor Note #1”), and (2) Investor Note #2 in the principal amount of $2,000,000 (“Investor Note #2” and together with Investor Note #1, the “Investor Notes”), and (ii) the Company delivered the Secured Note on behalf of the Company, to the Investor, against delivery of the Purchase Price. For these purposes, the “Purchase Price” means the Investor’s initial cash purchase price, together with the sum of the initial principal amounts of the Investor Notes.

The Secured Note is secured by the Collateral (as hereinafter defined). The Secured Note carries an original issue discount (“OID”) of $1,000,000. In addition, the Company agreed to pay $15,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Secured Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Secured Note. The Purchase Price for the Secured Note is $5,000,000, computed as follows: $6,015,000 original principal balance, less the OID, less the Transaction Expense Amount.

The borrowing period is 24 months and the Company shall pay the outstanding balance and all fees on maturity. A monitoring fee equal to 0.833% of the outstanding balance will automatically be added to the outstanding balance on the first day of each month. The debt less the discount will be accreted over the term of the Note using the effective interest method.

Security Agreement

On April 15, 2020, the Company entered into the Security Agreement by the Company, DDL and TCL, in favor of the Investor (the “Security Agreement”). Pursuant to the terms of the Security Agreement, the Company entered into the Security Agreement and granted the Investor a first-priority security interest in all rights, title, interest, claims and demands of the Company in and to all of the Company’s patents and all other proprietary rights, and all rights corresponding to the Company’s patents throughout the world, now owned and existing, and all replacements, proceeds, products and accessions thereof.

S-5

ATM Offering

On October 19, 2018, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC as sales agent (“Maxim”), pursuant to which the Company may offer and sell, from time to time, through Maxim up to $20,000,000 in shares of its common stock, par value $0.001 per share.

On March 4, 2020, the Company and Maxim entered into an amendment (the “Amendment”) to the Agreement, pursuant to which the parties agreed, that notwithstanding anything in the Agreement to the contrary, the Agreement will remain in full force and effect without a specific time-period term, provided that either the Company or Maxim may terminate the Agreement upon ten (10) days’ prior written notice to the other party. No other changes to the Agreement were made by the Amendment.

Subsequent to March 31, 2020, and through July 24, 2020, the Company raised gross proceeds of $4,174,090 for the issuance of 401,230 shares of common stock through Maxim.

Exercise of Warrants

Subsequent to March 31, 2020 and through July 24, 2020, the Company raised gross proceeds of $394,503 from the exercise of warrants and the issuance of 37,933 shares at $10.40 per share.

Impact of COVID-19

Since the outbreak of COVID-19 in March 2020 resulting in national social distancing and people working from home, COVID-19 resulted in delays in our product development, manufacturing and commercialization of our innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care.

As a medical device manufacturer, public health crises, such as the widespread outbreaks of infectious diseases like the COVID-19 pandemic, may negatively impact our operations. Health concerns and significant changes in political or economic conditions caused by such outbreaks can cause significant reductions in demand for routine diagnostic testing and medical device procedures or increased difficulty in serving customers, disrupt manufacturing and supply chains, and negatively affect our operations as well as the operations of our suppliers, distributors and other third-party partners. Furthermore, such widespread outbreaks may impact the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates, and interest rates. Due to uncertainties regarding the duration and impact of the current COVID-19 pandemic, we are unable to predict the extent to which the COVID-19 pandemic may have a material effect on our business, financial condition or results of operations.

Notwithstanding, the Company does not anticipate that COVID-19 will have any long-term detrimental effect on the Company’s success. While key suppliers have not been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during the outbreak.  We have also seen a surge in the uptake of technologies for remote and patient self- monitoring, which therefore potentially enhances the prospects for the likes of the Company and its CGM product and planned digital healthcare offering.

S-6

Employee equity compensation plan

The Company adopted the Nemaura Medical Inc., Omnibus Incentive Plan (the “Plan”) effective May 15, 2020. The Plan authorized 1,000,000 shares of common stock for issuance under the Plan for future grants.

Submission of PMA Application for sugarBeat®

In July 2020, the Company submitted its PMA application for sugarBEAT® to the United States Food and Drug Administration (FDA).

Recent announcements of two potential applications of the BEAT technology platform in the management of COVID-19.

Continuous Temperature Monitoring

Several diseases including COVID-19 are characterized by fever (an increase in body temperature) meaning that temperature monitoring is a vital tool in detection/ diagnosis and consequently in preventing the spread of such diseases. Measuring body temperature can also be used to track the course of a disease so as to allow doctors to analyse the effectiveness of treatments and thus proactively adapt to improve outcomes. Monitoring body temperature can also assist in other areas not related to diseases such as helping a woman track her ovulation cycle and hence can be a powerful ally in helping couples understand the fertility cycle and giving them the best chance of conception.

In order to monitor temperature at the standard that is fit for clinical use requires electronic components and circuitry that are of a very high quality, precision, and accuracy. The Company’s platform has all of these features by default given it measures electrical currents from a sensor that are as small as a billionth of an ampere. The Company is adapting the device for continuous temperature monitoring for all of the above applications. It anticipates a product launch in early to mid-2021 (in Europe initially) pending regulatory approvals.

Continuous Lactate Monitoring

Increased lactate levels have been consistently associated with morbidity and mortality in a wide range of disease states for many years. The Company recently issued a presentation summarizing several independently published articles indicating that there is an increase in lactic acid levels in patients with COVID-19, (https://nemauramedical.com/wp-content/uploads/2020/07/BEAT-CLM-in-Covid19-July-2020-1.pdf). The measurement of blood lactic acid levels therefore serves to potentially provide a means of tracking disease progression, including progression and severity of COVID-19 infections. The Company’s existing CE mark approved device sugarBEAT for glucose monitoring has already been demonstrated as being suited for lactic acid monitoring, within changes only to the sensor chemistry and the algorithm and the information depicted on a smart device app. The Company is working towards regulatory approval of this device in 2021 for continuous lactic acid monitoring in critical care setting including the monitoring of disease progression in COVID-19.

License from Healthimation

As indicated above under “-Continuous glucose monitoring (CGM) device”, the Company intends to be launching by the end of 2020 a subscription based digital wellness program incorporating its non-invasive continuous glucose monitor in the USA under the brand proBEATTM.

S-7

The Company has recently been in discussions with and entered into a letter of intent to acquire key assets from Healthimation Inc., which possesses technology developed at the Joslin Institute, which is affiliated to Harvard University. The key assets include and relate to a behavioural change program that has been clinically validated over a 12 year period to demonstrate that it can lead to clinically significant outcomes in diabetic patients through a series of programs intended to help with diet and weight loss. The key assets also include several on-going contracts of Healthimation Inc. with third party licensees. The Company believes the acquisition of the key assets of Healthimation Inc. to be a valuable addition to its existing assets, and will allow the Company to provide a compelling digital subscription offering, which the Company anticipates will also lead to reimbursement from employers as well as healthcare insurers. The acquisition is intended to be completed by the end of August 2020, and proBEATTM launched in the USA by the end of 2020.

CORPORATE INFORMATION

Our principal executive offices are located at 57 West 57th Street New York, NY 10019. Our website is located at www.nemauramedical.com and our telephone number is + 1 646-416-8000. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

THE OFFERING

Common Stock offered by us	1,586,206 shares of our common stock.

Total common stock outstanding after the offering (1)	22,885,917 shares of common stock.

Warrants offered by us

Warrants to purchase up to 793,103 shares of common stock. Each share of our common stock is being sold together with one-half of a Warrant, each whole Warrant to purchase one share of our common stock. Each of the Warrants will have an exercise price of $8.00 per share, will be immediately exercisable and will expire on the fifth anniversary of the original issue date.

This prospectus supplement also related to the offering of the shares of common stock issuable upon exercise of the Warrants. The exercise price of the Warrants and the number of shares into which the Warrants may be exercised are subject to adjustment in certain circumstances. See “Description of Securities Being Offered” on page S-15.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which include, but are not limited to, the commercial launch of a subscription based service for the US under the Wellness category, Lactate monitor development for launch, glucose monitoring product launch in Europe and the development of a second generation of sugarBeat. See "Use of Proceeds" on page S-14.

Risk factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the "Risk Factors" section beginning on page S-9 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol "NMRD." There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

__________________________________

(1)	The number of shares of common stock to be outstanding after this offering is based on 21,299,711 shares of common stock outstanding on July 24, 2020. The number of shares of common stock excludes:
	●	147,637 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $10.40 per share;
	●	240,000 units, each consisting of one share of common stock, par value $0.001 per share, together with one warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering;
	●	9,710 shares of common stock issuable upon the exercise of options outstanding with a weighted average exercise price of $13.00 per share; and
	●	793,103 shares of common stock issuable upon the exercise of the Warrants offered hereby.

S-8

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended March 31, 2020, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to our Business

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

Outbreaks of epidemic, pandemic, or contagious diseases such as COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. Any resulting financial impact cannot be reasonably estimated at this time. The extent to which the COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions taken globally to contain the coronavirus or treat its impact, among others. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

The impact of COVID-19 is not expected to have any long-term detrimental effect on the Company’s success. While key suppliers have not been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during the outbreak. We have also seen a surge in the uptake of technologies for remote and patient self- monitoring, which therefore potentially enhances the prospects for the likes of Nemaura Medical and its CGM product and planned digital healthcare offering.

There can be no assurances that we will be able to successfully launch our continuous temperature monitoring system to assist with diagnosis and monitor disease progression in COVID-19 patients using continuous lactate monitoring (CLM).

Although we believe we will be able to do so, there can be no assurances that we will be able to launch our continuous temperature monitoring system to assist with diagnosis or monitor disease progression in COVID-19 patients using continuous lactate monitoring (CLM). If we are unable to successfully launch our continuous temperature monitoring system to assist with diagnosis or monitor disease progression in COVID-19 patients, we will not be able to move forward our planned short term business transition of launching our continuous temperature monitoring system to assist with diagnosis and using our applications for monitoring disease progression in COVID-19 patients using CLM. Additionally, time spent attempting to launch our continuous temperature monitoring system to assist with diagnosis and monitor disease progression in COVID-19 would affect our ability to perform testing and upgrades for our other products and could have an adverse impact on business operations.

Even if the Company is able to successfully launch our continuous temperature monitoring system to assist with diagnosis or monitor disease progression in COVID-19 patients using continuous lactate monitoring (CLM), there can be no assurances that we will generate revenue.

The Company has not had any material conversations or entered into any agreements with a third party regarding launching our continuous temperature monitoring system to assist with diagnosis or the performance of COVID-19 monitoring and there is no guarantee that we will ever enter into any such agreements. As a result, despite our potential ability to launch our continuous temperature monitoring system to assist with diagnosis or monitor disease progression in COVID-19, there can be no assurances that we will be able to commercialize such ability to generate any revenue.

S-9

The public may not ultimately adopt our continuous temperature monitoring system to assist with the diagnosis and monitoring of symptoms of COVID-19 or adopt our continuous lactate monitoring system (CLM) to monitor disease progression in COVID -19 patients.

There are currently no vaccines or drugs approved to treat or prevent COVID-19. Although there are investigational COVID-19 vaccines and treatments under development, these investigational products are in the early stages of product development and have not yet been fully tested for safety or effectiveness.

The U.S. Food and Drug Administration (FDA) and the Federal Trade Commission (FTC) issued warning letters to a number of companies for selling fraudulent COVID-19 products. These products are unapproved drugs that pose significant risks to patient health and violate federal law. The FDA and FTC are taking this action as part of their response in protecting consumers during the global COVID-19 outbreak from companies preying on such consumers by promoting products with fraudulent prevention and treatment claims. The FDA is particularly concerned that products that claim to cure, treat or prevent serious diseases like COVID-19 may cause consumers to delay or stop appropriate medical treatment, leading to serious and life-threatening harm.

In light of potential distrust of the public and regulatory enforcement agencies regarding the effectiveness of products that claim to cure, treat or prevent COVID-19, the public may not ultimately adopt our continuous temperature monitoring system to assist with the diagnosis and monitoring of symptoms of COVID-19 or adopt our continuous lactate monitoring system (CLM) to monitor disease progression in COVID -19 patients, which could significantly impact our business and prospects.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for general corporate purposes, which include, but are not limited to, the commercial launch of a subscription based service for the US under the Wellness category, Lactate monitor development for launch, glucose monitoring product launch in Europe and the development of a second generation of sugarBeat. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. See "Dilution" for a more detailed discussion of the dilution you may incur in connection with this offering.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not generally restricted from issuing additional common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional common stock or preferred stock or securities convertible into, exchangeable for, or that represent the right to receive, common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock. After this offering, we will have 22,885,917 shares of common stock outstanding based on 21,299,711 shares of common stock outstanding on July 24, 2020. The market price of our common stock could decline as a result of this offering, sales of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and diluting their shareholdings in us.

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A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market.  There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

On July 15, 2019, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market stating that, for the preceding 30 consecutive business days, the closing bid price for our common stock was below the minimum $1.00 per share requirement (“Minimum Bid Price Rule”) for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until January 11, 2020, to regain compliance with the Minimum Bid Price Rule. On November 27, 2019, our Board of Directors approved (i) a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-10 shares (“Reverse Stock Split), and (ii) a decrease of our authorized number of shares of common stock on the same basis from 420,000,000 shares of common stock to 42,000,000 shares of common stock (“Decrease in Authorized Common Stock”). On November 27, 2019, we filed a Certificate of Change with the Secretary of State of Nevada to effect the Reverse Stock Split and Decrease in Authorized Common Stock. The Reverse Stock Split became effective on the Nasdaq Capital Market at the open of market on December 5, 2019. On December 19, 2019, we received a letter from the Nasdaq Stock Market stating that because our common stock maintained a closing bid price at or above $1.00 per share for a minimum of ten (10) consecutive business days, we regained compliance with the Minimum Bid Price Rule for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), and that the matter is now closed.

On April 2, 2020, the Company received a written notice (the “Notice”) from staff of Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not complied with the requirements of Nasdaq Listing Rule 5620(a) of Nasdaq’s listing rules due to its failure to hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year ended December 31, 2018. The Company had 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepted the plan, Nasdaq could grant an exception of up to 180 calendar days from the fiscal year end, or until September 28, 2020, to regain compliance. As discussed with Nasdaq, the Company filed and mailed its proxy materials relating to its annual meeting on April 10, 2020 and held such annual meeting on May 15, 2020. As a result, the Company regained compliance with Nasdaq Listing Rule 5620(a), and that matter is now closed.

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We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00,  may be subject to the “penny stock” rules. The market price of our common stock is currently more than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share and our net tangible assets remain $5,000,000 or less, our common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

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There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the warrants offered in this offering or other outstanding warrants are exercised. Prior to this offering, 147,637 shares of common stock are issuable upon the exercise of warrants outstanding with a weighted average exercise price of $10.40 (aggregate amount of $1,535,425). The shares of our common stock underlying our outstanding warrants represented approximately 0.69% of our common stock outstanding as of July 24, 2020.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged Kingswood Capital Markets, a division of Benchmark Investments, Inc., to act as a placement agent in connection with this offering. While Kingswood will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	any statements of the plans, strategies and objectives of management for future operations;

•	any statements concerning proposed new products, services or developments;

•	any statements regarding future economic conditions or performance;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding;

•	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement;

•	any statement that our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19; and

•	any statement regarding the effectiveness of our continuous temperature monitoring system to assist with the diagnosis and monitoring of symptoms of COVID-19 or the effectiveness of our continuous lactate monitoring system (CLM) to monitor disease progression in COVID -19 patients.

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The words "believe," "anticipate," "design," "estimate," "plan," "predict," "seek," "expect," "intend," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading "Risk Factors" contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $10,809,996 million after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which include, but are not limited to, the commercial launch of a subscription based service for the US under the Wellness category, Lactate monitor development for launch, glucose monitoring product launch in Europe and the development of a second generation of sugarBeat.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

DILUTION

If you invest in our securities in this offering, your interest in our common stock will be diluted immediately to the extent of the difference between the combined public offering price per share and related Warrant and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of March 31, 2020, was approximately $(2,264,796) or approximately (0.11) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the combined offering price per share and related warrant paid by purchasers in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

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After giving effect to the sale of 1,586,206  shares of our common stock and Warrants to purchase 793,103 shares of common stock in this offering at the combined public offering price of $7.25 per share and related Warrant, assuming no exercise of the Warrants offered hereby, no value is attributed to such Warrants and such Warrants are classified as and accounted for as equity, and  after deducting the placement agent fees and estimated offering expenses, our as-adjusted net tangible book value as of March 31, 2020 would have been approximately $8,436,700 or approximately $0.38 per share. This represents an immediate increase in net tangible book value of approximately $0.49 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $6.87 per share new investors participating in this offering, as illustrated by the following table:

Public offering price per share and related Warrant		$7.25
Net tangible book value per share as of March 31, 2020	$(0.11)
Increase in net tangible book value per share attributable to this offering		$0.49
As-adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$0.38
Dilution per share to new investors participating in this offering		$(6.87)

The table above is based on 20,850,848 shares of common stock outstanding as of March 31, 2020, and excludes, as of March 31, 2020, the following:

●	147,637 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $10.40 per share;
●	240,000 units, each consisting of one share of common stock, par value $0.001 per share, together with one warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering;
●	9,710 shares of common stock issuable upon the exercise of options outstanding with a weighted average exercise price of $13.00 per share; and
●	793,103 shares of common stock issuable upon the exercise of the Warrants offered hereby.

To the extent that after March 31, 2020, any outstanding warrants were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES BEING OFFERED

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer” starting on page 15 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

S-15

Duration and Exercise Price

One-half of a Warrant will be sold with each share of common stock purchased in this offering. Each whole Warrant will be exercisable for one share of common stock and at an initial exercise price of $8.00 per share. No fractional warrants will be issued and only whole Warrants are exercisable.  The Warrants are exercisable immediately upon issuance and will expire on the fifth anniversary of the date they first become exercisable. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from the common stock included in this offering.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder will be permitted to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). No fractional warrants will be issued and only whole Warrants are exercisable. A holder (together with its affiliates) may not exercise any portion of a Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Warrants being issued in this offering and we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

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Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrant at its fair value (the “Alternate Value”) using an option pricing formula based on the “OV” function reported by Bloomberg LP; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Alternate Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Amendment and Waiver

The Warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the holders of at least a majority of the common stock issuable upon the exercise of the then-outstanding Warrants (determined without giving effect to the exercise limitation provisions of the Warrants); provided such modification, amendment or waiver applies to all of the then-outstanding warrants.

CAPITALIZATION

The following table sets forth our audited consolidated capitalization as of March 31, 2020 and our capitalization as of March 31, 2020 on an as-adjusted basis, based on a public offering price of $7.25 per share of common stock and accompanying Warrant (excluding any proceeds that may be received, and shares of common stock that may be issued, upon exercise of the Warrants). You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted (1)
	(audited)
Cash	$106,107	$10,807,603
Stockholders’ equity:
Series A Convertible preferred stock, $0.001 par value, 200,000 shares authorized and 0 shares issued and outstanding at March 31, 2020 on an actual basis and on an as adjusted basis, respectively.	—	—
Common stock, $0.001 par value, 42,000,000 shares authorized and 20,850,848 shares and 22,437,054 shares issued and outstanding at March 31, 2020 on an actual basis and on an as adjusted basis, respectively.	20,851	22,437
Additional paid-in capital	16,589,272	27,289,182
Accumulated deficit	(17,586,075)	(17,586,075)
Accumulated other comprehensive loss	(336,992)	(336,992)
Total stockholders’ equity (deficit)	(1,312,944)	9,388,552
Total capitalization	$(165,666)	$10,535,830

(1)	The number of shares of common stock to be outstanding after the offering is based on 20,850,848, which is the number of shares outstanding on March 31, 2020, and excludes:
	●	147,637 shares of common stock issuable upon the exercise of Warrants outstanding with a weighted average exercise price of $10.40 per share;
	●	240,000 units, each consisting of one share of common stock, par value $0.001 per share, together with one Warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering;
	●	9,710 shares of common stock issuable upon the exercise of options outstanding with a weighted average exercise price of $13.00 per share; and
	●	793,103 shares of common stock issuable upon the exercise of the Warrants offered hereby.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock, or Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	financial institutions;

•	brokers or dealers in securities;

•	tax-exempt organizations;

•	pension plans;

•	regulated investment companies;

•	owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or Warrants through a partnership or other pass-through entity, as applicable.

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This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and Warrants.

For the purposes of this discussion, a "U.S. Holder" means a beneficial owner of our common stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

 Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule is effective for taxable years beginning after December 31, 2017. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Allocation of Purchase Price of Common Unit

For U.S. federal income tax purposes, each Common Unit will be treated as an "investment unit" consisting of one share of common stock and a warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder's initial tax basis for U.S. federal income tax purposes in the share of common stock and the Warrant included in each unit. The separation of the share of common stock and the Warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

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Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder's adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder's holding period in the shares of our common stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder's tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding "Distributions". U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and any distributions with respect to the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled " – Disposition of Our Common Stock or Warrants."

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the common stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder's holding period for the common stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and Warrants and to the proceeds of a sale or other disposition of common stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder's taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

 The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder's tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder's U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under " – U.S. Holders – Certain Adjustments to Warrants", an adjustment to the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under "Distributions" below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in " – U.S. Holders – Distributions".

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Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder's conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts" for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or Warrants unless:

•	the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

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•	our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder's holding period of the common stock or Warrants, if shorter), a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a "U.S. real property holding corporation".

See the sections titled " – Backup Withholding and Information Reporting" and " – Foreign Accounts" for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our common stock and Warrants.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading "Dividends," will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

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Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a "foreign financial institution," the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a "foreign financial institution," the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock and Warrants. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

We have retained Kingswood Capital Markets, a division of Benchmark Investments, Inc., referred to as “Kingswood” or the “placement agent”, to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. Kingswood is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of shares and Warrants offered by us. Therefore, we may not sell the entire amount of shares and Warrants being offered. Kingswood may engage one or more sub-placement agents or selected dealers to assist with the offering. Kingswood and its registered representative may participate in this offering on the same terms and conditions as the investors participating in this offering.

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We have agreed to pay the placement agent a fee equal to six percent (6%) of the gross proceeds raised in the offering, and to reimburse the placement agent’s road show, due diligence, legal and other expenses in an amount not to exceed $40,000. The following table shows the per share and Warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Warrant	Total
Public offering price	$7.25	$11,499,996
Placement agent commission	$0.435	$689,999.76
Proceeds, before expenses, to us	$6.815	$10,809,996.24

We estimate that the total expenses of this offering, excluding placement agent fees, will be approximately $108,500. This includes $40,000 of the fees and expenses of the placement agent. These expenses are payable by us. Additionally, in the placement agency agreement, we will commit, among other items, not to issue additional securities for a period of 90 days. The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See "Where You Can Find More Information" on page S-29 of this prospectus supplement.

The public offering price of the shares and Warrants we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock and Warrants we are offering include the history and prospects of the Company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

We also have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Right of First Refusal

If this offering is consummated, we have agreed, subject to certain conditions, limitations and exceptions, to provide Kingswood Capital Markets, a division of Benchmark Investments, Inc. with a right of first refusal to act as the sole investment banker, sole book-runner, and/or sole placement agent, at its sole discretion, for each and every future public and private equity offering during the period of 6 months after the date the Offering is completed.

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Regulation M

Kingswood may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Kingswood would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of share of common stock by Kingswood acting as principal. Under these rules and regulations, Kingswood:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Delivery of Prospectus

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NMRD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

 provided that no such offer of shares of our securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

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For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

We and the underwriter have not authorized and do not authorize the making of any offer of our securities through any financial intermediary on our or their behalf, other than offers made by the underwriter with a view to the final placement of our securities as contemplated in this prospectus. Accordingly, no purchaser of our securities, other than the underwriter, is authorized to make any further offer of our securities on behalf of us or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a relevant person).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 29, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 8, 2020, April 21, 2020, May 15, 2020, June 30, 2020, July 7, 2020, July 21, 2020, and July 27, 2020.

•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

57 West 57th Street

Manhattan, New York 10019

Attention: Chief Financial Officer

(646) 416-8000

In addition, you may access these filings on our website at www.nemauramedical.com.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.nemauramedical.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida.  The underwriters are being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended March 31, 2020 and 2019 have been incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2020, have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

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 PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

__________________

We may offer and sell, from time to time in one or more offerings the following securities:

•	shares of common stock, par value $0.001 per share;

•	shares of preferred stock, par value $0.001 per share;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “NMRD.” The closing price of our common stock on March 26, 2019 was $1.05 per share.

The aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $77,306,177, based on 207,648,416 shares of common stock outstanding as of March 26, 2019, of which 66,130,177 shares were held by non-affiliates, and a per share price of $1.169 based on the closing sale price of our common stock on February 26, 2019 (within 60 days prior to the date of filing). Therefore, as of March 26, 2019, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 8, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $250,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Nemaura Medical Inc., a Nevada corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

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Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our technologies as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $250,00,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

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OUR COMPANY

Product Development

We are a medical technology company engaged in developing our proprietary product candidate, sugarBEAT®, as a non-invasive, affordable and flexible glucose trending device for use by persons with diabetes and pre-diabetics. The sugarBEAT® device consists of a daily disposable adhesive skin-patch connected to a rechargeable transmitter, with an app displaying glucose readings at five minute intervals for periods up to 24 hours. In addition, sugarBEAT® may be used by insulin using persons with diabetes as an adjunctive glucose monitoring device when calibrated by a finger stick reading. The sugarBEAT® device works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode based sensor. The transmitter sends the raw data to a mobile app where it is processed by a proprietary algorithm.

In December 2017, we completed a European clinical trial programme for sugarBEAT® where we evaluated 525 patient days across 75 Type 1 and Type 2 diabetic patients. Based on the results of that study, we have applied for a priority CE Mark review and are currently awaiting CE approval to allow sugarBEAT® to be sold in the European Union as a medical device. CE approval is disclosed by the use of the CE Mark, a manufacturers' declaration that the product meets the requirements of the applicable European laws.

We have also completed human factors studies in the United States to support a Food and Drug Administration (the “FDA”) submission, for approval to market sugarBEAT® in the United States, and are currently in the process of finalizing the application for the FDA submission.

We previously developed a wristwatch-based version of sugarBEAT® for which we obtained CE approval in February 2016. However, since then we have further developed sugarBEAT®, improving the sensor technology and miniaturizing the electronics and incorporating Bluetooth connectivity.  We believe there are additional applications for the sugarBEAT® device and the underlying BEAT technology platform, which may include:

•	web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;

•	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, lithium and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is also used to determine the relative fitness of professional athletes.

The manufacture and sale of CE certified medical devices are controlled and governed by guidelines stipulated in the International Organisation for Standardisation (ISO), more specifically ISO13485; sugarBEAT will be manufactured and marketed according to ISO13485 quality standards.

Our management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. The device has successfully completed clinical programs demonstrating the safety and efficacy of the system, and data has been published on the company website. As we continue to raise funds for marketing the device on CE approval, we are also actively engaged in discussions with multiple parties for commercialization of the product in the United States and other territories around the world, subject to regulatory approvals in each respective territory.

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Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention or management of diseases such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

•	Commercialize sugarBEAT® in the United Kingdom and Republic of Ireland with Dallas Burston Pharma (Jersey) Limited, with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources. Dallas Burston (Jersey) Limited was founded by Dr. Dallas Burston, MBBS, an entrepreneur who has founded and sold several companies specializing in marketing pharmaceuticals. For example, in 1999, he sold 49% of Ashbourne Pharmaceuticals to HSBC Private Equity for £32 million and Bartholomew-Rhodes to Galen Ltd. for £19.8 million. More recently, in 2015, he sold DB Ashbourne Limited, a provider of off-patent branded pharmaceuticals for the UK market, to Ethypharm. At the time of the sale, DB Ashbourne Limited was estimated to have revenue of approximately £90 million;

•	Establish licensing or joint venture agreements with other parties to market sugarBEAT® in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT® device and have signed commercial agreements for product distribution in the GCC region with TPMENA and for Qatar with Al-Danah Medical.

•	Compile data for U.S. FDA submission. The clinical program and Human factors usability studies to support the application have been completed, and the application is in the process of being compiled.

•	Expand the indications for which the sugarBEAT® device may be used. We believe that the sugarBEAT® device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We intend to complete initial proof of concept in laboratory settings followed by a clinical program for such applications; and

•	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs.

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Corporate Information

We are a holding company that was incorporated under the laws of the State of Nevada in December 2013. We currently own one hundred percent (100%) of Region Green Limited, a British Virgin Islands corporation. Region Green Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostic (Holdings) Limited, an England and Wales corporation. Dermal Diagnostics (Holdings) Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostics Limited, an England and Wales corporation, and one hundred percent (100%) of the stock in Trial Clinic Limited, an England and Wales corporation.

Our principal executive offices are located at The Advanced Technology Centre, Oakwood Drive, Loughborough, Leicestershire, LE113QF, UK. Our website is located at www.nemauramedical.com and our telephone number is + 44 1509 222912. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus or part of any prospectus supplement.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and research and development expenditures, product launch, product inventory, establishment of sales and marketing teams, and potential new manufacture facilities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;

•	debt securities consisting of senior notes, subordinated notes or debentures; or

•	units consisting of a combination of the foregoing securities.

Capital Stock

General

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

As of March 21, 2019, our authorized capital stock consists of 420,000,000 shares of common stock, par value $0.001 per share, of which 207,648,416 shares were issued and outstanding as of March 21, 2019, and 200,000 shares of preferred stock, par value $0.01, of which no shares were issued and outstanding as of March 21, 2019. The authorized and unissued shares of both common and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law, the NASDAQ Capital Market, or the rules of any other stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

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Common Stock

The holders of our common stock are entitled to one vote per share. Any action required to be taken by the holders of our common stock at a meeting may, without prior notice, by taken by written consent in lieu of a meeting if the consent has been signed by the minimum number of holders of common stock required to approve such action.

In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The holders of our common stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “NMRD.” The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno NV 89501, and its telephone number is (775) 322-0626.

Preferred Stock

Our board of directors may determine, in its sole discretion, the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

In October 2017, we filed with the Nevada Secretary of State a Certificate of Designation for up to 200,000 shares of Series A convertible preferred stock. The holders of the Series A preferred stock have rights superior to the holders of our common stock as to the distributions of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary. The Series A convertible preferred stock shall automatically convert to shares of common stock at a ratio of 1000-for-1, i.e. each share of Series A preferred stock shall convert into 1000 shares of common stock, when the following conditions are met: (a) the sugarBEAT® device has received CE regulatory approval; (b) retail sales of sugarBEAT® have commenced and (c) such retail sales have exceeded $5 million. Holders of Series A preferred stock may voluntarily convert their shares after February 7, 2018 at the conversion ratio then in effect, subject to adjustment for any stock splits, combinations, dividends, distributions, or mergers and acquisitions.

The holders of the Series A convertible preferred stock are entitled to vote, as a class, on matters on all matters voted on by the holders of our common stock. Each share of Series A convertible preferred stock is entitled to that number of votes equal to the number of shares of common stock the Series A preferred stock is convertible into at the time the vote is taken.  The holders of the Series A convertible preferred stock shall also vote, as a class, on all matters that may adversely impact their rights and preferences. The Series A convertible preferred stock is not eligible for dividend payments and we have no right to redeem these preferred shares. Holders of the Series A convertible preferred stock may transfer their shares without our consent.

As of March 21, 2019, there were no shares of Series A convertible preferred stock issued and outstanding.

With respect to any future issuances of preferred stock made pursuant to this prospectus and an applicable prospectus supplement, the prospectus supplement will specify the following: the maximum number of shares; the designation of the shares; the annual dividend rate, if any, and whether the dividend is fixed or variable; the price and terms and conditions for redemption, if any; the liquidation preference, if any; any sinking fund or similar provision; the terms and conditions, if any, for conversion and exchange of the preferred stock into any other class or classes of our capital stock or any other of our securities or assets; and voting rights.

The future issuance of shares of preferred stock will affect, perhaps adversely, the rights of holders of our common stock. While we cannot state the actual effects of such issuance until our board of directors determines the specific rights attached to the preferred stock to be issued, these effects could include: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of our common stock; and delaying or preventing changes in our control or management.

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Description of Certain Provisions of Nevada Law

As a Nevada corporation, we are subject to the provisions of the Nevada Revised Statutes, some of which have an anti-takeover effect.

For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute, restrict the ability of individuals and groups from acquiring one-fifth or more of the voting shares of a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. The prohibition on the voting of the acquired shares is limited to three years after acquisition. To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

We are also subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

The foregoing is a summary of certain provisions of Nevada law and does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions

As of March 21, 2019, we had warrants outstanding to purchase 10,000,000 and 1,880,704 shares of our common stock at exercise prices of $0.50 per share and $1.04 per share, respectively. These warrants have been incorporated by reference as Exhibits 4.2 and 4.7, respectively, to the registration statement that includes this prospectus.

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General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

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•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

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Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

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In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments, sell or otherwise dispose of assets;

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•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated;

•	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

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Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

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We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over- allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on the NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2018, have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, and have been given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY  AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our amended articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.nemauramedical.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 12, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, filed with the SEC on August 9, 2018, November 6, 2018 and February 11, 2019, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 27, 2018, August 6, 2018, October 19, 2018, December 26, 2018 and February 8, 2019, respectively, and our Current Report on Form 8-K/A filed with the SEC on August 9, 2018;

•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.nemauramedical.com. The information on our website is not incorporated by reference and is not considered part of this prospectus.  Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Advanced Technology Innovation Centre

Loughborough University Science and Enterprise Parks

5 Oakwood Drive

Loughborough, Leicestershire LE11 3QF United Kingdom

Attn: Chief Financial Officer

+ 44 1509 222912

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1,586,206 Shares of Common Stock

Warrants to Purchase up to 793,103 Shares of Common Stock

NEMAURA MEDICAL INC.

PROSPECTUS SUPPLEMENT

Kingswood Capital Markets

a division of Benchmark Investments, Inc.

July 28, 2020